Exhibit 10.2
CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the "Agreement") is effective as of the 27th day of December, 2005, by and between Health Rush, Inc., a Delaware corporation with principal offices at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 (the "Company") and EMH Advisory Services, Inc., a Delaware corporation (the “Consultant”).

WHEREAS:

A.	The Company is seeking certain consulting and management advisory services such as that to be provided by the Consultant; and

B.	The Company has had an opportunity to evaluate the consulting and management advisory services offered by Consultant; and

C.
Subject to the terms and conditions of this Agreement, Consultant is willing to provide certain consulting and management advisory services to the Company in exchange for the Company’s payment of the Fee (as described herein).

NOW THEREFORE, in consideration of the foregoing recitals and of the mutual covenants, agreements, representations and warranties set forth in this Agreement, THE PARTIES AGREE AS FOLLOWS:

1.0  Description of Consulting Services. Consultant agrees to provide, during the term of this Agreement, the following consulting services:

1.1
Perform investor relations services for the Company including, without limitation, responding to inquiries by the public regarding the Company and enhancing the visibility of the Company’s business strategy, subject in all cases to compliance in all respects with applicable federal and state securities laws and regulations.

1.2
Provide management advisory services, as determined from time to time, in connection with developing and implementing the Company’s plans to identify suitable locations for the Company’s “fast service” restaurants.

1.3	Assist the Company in identifying potential candidates for managerial positions at the Company’s planned restaurants.

1.4
Assist the Company, if needed, in obtaining real estate financing and in structuring the acquisition (via purchase and/or lease) of suitable real estate for the location of one or more of the Company’s planned restaurants.

1.5	Provide the Company, if requested, with assistance in evaluating demographics for the location of one or more planned restaurants.

2.0 Reports to the Company. Consultant may, from time to time, deliver a report to the Company in connection with the services being provided by Consultant..Consultant hereby agrees that prior to the public dissemination of any materials describing or relating to the Company is shall first provide a complete proof or draft thereof to the President and Chief Financial Officer for their review and approval.

3.0  Fee to be Paid to Consultant. In consideration for the services rendered and to be rendered by Consultant as described in Section 1.0 of this Agreement, the Company shall pay to Consultant a Fee which shall be comprised solely of not more than one million five hundred thousand (1,500,000) restricted shares of the Company’s common stock (par value $0.001) (the “Shares”) which shall be issued and delivered in the form of a stock certificate to Consultant as soon as is reasonably practicable, via overnight express mail, postage prepaid, or via similar overnight express delivery, at no cost to Consultant. The parties to this Agreement agree that the Shares are and shall be fairly valued at their par value per Share. If requested, Consultant agrees to: (A) execute an investment questionnaire and/or an investment agreement as is customary for the issuance of the Shares and the same agreement shall not be held or interpreted so as to contradict or contravene this Agreement in any way; and (B) cooperate with the Company in connection with any reasonable requests to ensure compliance with state and federal securities laws in connection with the issuance of the Company’s Shares to Consultant in payment of the Fee hereunder.

4.0 Restricted Shares. Consultant acknowledges and agrees that the Shares are to be issued to Consultant pursuant to the private offering exemption of Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and the certificates representing the Shares shall bear a restricted securities legend as customarily used in transactions involving the issuance of restricted stock in non-public offerings where there has been an absence of any general solicitation and the purchaser of the restricted stock is sophisticated and experienced in purchasing securities that are to be issued to Consultant under this Agreement.

5.0 Registration Rights.

5.1 Participation. Subject to the limitations and restrictions of Section 5.2 below, if at any time from and after the date hereof and for a period of two years thereafter, the Company proposes to file or files a Registration Statement (as defined below) with the Securities and Exchange Commission (“SEC”) under the Securities Act with respect to any offering by the Company of securities of the same type as the Shares, for the account of the Company (other than a Registration Statement on Form S-8 or S-4 or any successor form thereto), then as promptly as practicable the Company shall, subject to the provisions of Section 5.2 below, give Consultant the opportunity to include in such Registration Statement up to, but not in excess of, 500,000 of the Shares (the “Registrable Shares”) received by the Consultant pursuant to this Agreement. Pursuant to timely notice by the Company off its intent to file a Registration Statement, the Consultant shall notify the Company in writing of its request to have all or a portion of its Registrable Shares included in such Registration Statement (a “Piggyback Registration”). The Consultant electing to participate via such Piggyback Registration shall do so pursuant to the terms of such proposed Registration Statement and shall execute such usual and customary custody agreements, powers of attorney, underwriting agreements or other documents as are reasonably requested or required by the Company and any Underwriter (defined below) of such offering. The costs of including the Registrable Shares in such Piggyback Registration shall be borne by the Company. The Consultant shall be entitled to withdraw any or all of such Registrable Shares from the Piggyback Registration at any time prior to the effective date of thereof.

5.2 Limitations and Restrictions. The foregoing notwithstanding, (a) in the event that any underwriter, selling agent or affiliate thereof (collectively referred to as the “Underwriter”) engaged by the Company in the offer and sale of the securities being registered in the Registration Statement in which the Consultant has sought Piggyback Registration for its Registrable Shares, advises the Company that the total amount of securities requested to be included by persons other than the Company in such Piggyback Registration exceeds the amounts which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering by the Company of its securities, then after taking into effect all securities proposed to be included in the Registration Statement, the amount of securities to be offered and sold on behalf of holders of registration rights, including the Registrable Shares, shall be reduced pro rata; and furthermore, if deemed advisable by the Underwriter or Underwriters on the basis of the matters set forth herein, such Registrable Shares may be removed altogether from such Registration Statement.

(b) In the event that the SEC, the National Association of Securities Dealers, Inc., any state Blue Sky or securities commission or regulatory agency, the OTC Bulletin Board, any national or regional securities exchange or national automated quotation system, in the course of its respective review of the Company’s Registration Statement in which Piggyback Registration has been sought by the Consultant, requests, directs declares or otherwise orders that the Registrable Securities proposed to be included in such Registration Statement be removed in whole or in part from such Registration Statement or that the Company will be unable to achieve effectiveness of its Registration Statement so long as all or a portion of such Registrable Securities are included for registration therein, then in any such case and without any further response or appeal process by the Consultant or the Company, the Company shall remove such Registrable Securities from the Registration Statement.

(c) In the event that the Consultant fails to include (other than as a direct result of restrictions or limitations imposed by regulatory authorities or securities exchanges or associations as set forth above) or otherwise determines not to include any or all of the Registrable Shares in a Registration Statement which is filed by the Company with and which is declared effective by the SEC (the “Effective Registration Statement”) during the time period set forth in Section 5.1 above, then in such case the Piggyback Registration Rights provided hereby shall thereafter cease and be of no further force or effect with respect to the balance of Registrable Shares (“Registrable Share Balance”) not included in such Effective Registration Statement. In such case the Consultant shall be barred from asserting any Piggyback Registration Rights with respect to the Registrable Share Balance in connection with any subsequent Registration Statement of the Company filed after the Effective Registration Statement, even if such subsequent Registration Statement is filed by the Company within the time period set forth in Section 5.1.

5.3 Definition. For purposes hereof the term Registration Statement shall mean any registration statement of the Company filed with the SEC for the purpose of facilitating the public offering and sale of equity securities of the Company, including the prospectus included therein and as further modified pursuant to the provisions of Regulation 430A promulgated under the Securities Act, amendment and supplements to such Registration Statement (including post-effective amendments), all exhibits and all material incorporated by reference in such registration statement.

6.0  Responsibility for Expenses. Consultant agrees that all costs and expenses incurred by Consultant under this Agreement shall be and remain the sole responsibility of Consultant.

7.0  Status of Consultant. Consultant shall render all consulting services to the Company solely as an independent contractor and not as an employee of the Company. Consultant agrees to be responsible for all state and federal income and capital gains taxes that may be incurred in connection with the Fee paid by the Company hereunder.

8.0  Obligations of the Company. The Company shall cooperate with Consultant and provide Consultant with complete and accurate copies of all necessary documents and information reasonably needed by Consultant and as reasonably requested by Consultant in a timely manner.

9.0  Miscellaneous.

        9.1  Successors. The provisions of this Agreement shall be deemed to obligate, extend to, and inure to the benefit of the successors of each of the parties to this Agreement, including, but not limited to, any that arise out of a Merger Transaction. All of the parties to this Agreement agree to adhere to all applicable state and federal securities laws.

9.2  Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten, or related thereto regarding the consulting services to be rendered by Consultant to the Company.

9.3  Amendments. No amendment to this Agreement shall be effective unless the same shall be in writing executed by the party against whom enforcement is sought.

9.4  Counterparts. This Agreement may be executed in any number of counterparts.

9.5  Non-Assignability. This Agreement and the rights and obligations set forth herein may not be assigned or otherwise transferred by the Consultant without the prior written consent of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

THE COMPANY:

HEALTH RUSH, INC.

By: /s/ Christopher J. Langbein
   Name: Christopher J. Langbein
   Title: President and CEO

THE CONSULTANT:

EMH ADVISORY SERVICES, INC.

By: /s/ Geraldine Tauscher
   Name:Geraldine Tauscher
   Title: Managing Director